UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024 (May 18, 2024)

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Kenneth S. Wilson

On May 18, 2024, Kenneth S. Wilson ceased to serve as Chief Executive Officer and Director of Jabil Inc. (“Jabil”) following the completion of the previously announced internal investigation related to corporate policies. This investigation did not relate to, and does not impact, Jabil’s financial statements or financial reporting. Concurrent with Mr. Wilson’s departure from the Board of Directors (the “Board”), the size of the Board was reduced to nine directors.

Mr. Wilson entered into a Separation, Release and Restrictive Covenants Agreement with Jabil dated May 18, 2024 (the “Wilson Agreement”). The Wilson Agreement includes a general release of claims from Mr. Wilson and further provides that Mr. Wilson will be subject to (i) two-year noncompete, non-interference and non-solicitation provisions, (ii) an ongoing obligation to cooperate and make himself reasonably available to Jabil, (iii) non-disparagement, confidentiality and nondisclosure requirements and (iv) a requirement to assist Jabil in the event of certain legal proceedings (the “Ongoing Obligations”). In consideration for the general release of claims and the Ongoing Obligations, Mr. Wilson will (a) receive a payment of $2,000,000, less applicable taxes and withholdings, payable in eight equal quarterly installments of $250,000 and (b) retain his long-term incentive awards vesting in 2024, which will vest in accordance with their terms (the “Retained Unvested LTI Awards”). Cash payable or paid to Mr. Wilson under the Wilson Agreement, the Retained Unvested LTI Awards, and the cash value of any Retained Unvested LTI Award that has subsequently vested are subject to forfeiture and claw back in the event (1) of a violation or threatened violation of the confidentiality, non-disparagement, non-compete, non-solicitation, or non-interference provisions or (2) that Jabil later discovers new information that would have resulted in termination for Cause, as defined in the Wilson Agreement.

The foregoing summary is qualified in its entirety by reference to the Wilson Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Michael Dastoor Appointed Chief Executive Officer

On May 18, 2024, Michael Dastoor, most recently Interim Chief Executive Officer and Chief Financial Officer of Jabil, was appointed Chief Executive Officer.

Information about Mr. Dastoor can be found in, and is incorporated into this Item 5.02 by reference to, Jabil’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 20, 2023.

There is no family relationship between Mr. Dastoor and any director or executive officer of Jabil and Mr. Dastoor does not have a direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Dastoor and any other persons pursuant to which he was selected as Jabil’s Chief Executive Officer.

Gregory B. Hebard Appointed Chief Financial Officer

Mr. Gregory B. Hebard, currently Jabil’s Senior Vice President, Treasurer, was appointed Executive Vice President and Chief Financial Officer on May 18, 2024.

Mr. Hebard, 54, has served as Senior Vice President, Treasurer since 2021. He joined Jabil in 2009 and has held roles of increasing responsibility in the Finance function, including as Vice President and then Senior Vice President, CFO Green Point from 2017 to 2021 and previously as Vice President, Financial Planning & Analysis from 2013 to 2017.

There is no family relationship between Mr. Hebard and any director or executive officer of Jabil and Mr. Hebard does not have a direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Hebard and any other persons pursuant to which he was selected as Jabil’s Chief Financial Officer.

Steven D. Borges Appointed Executive Vice President, Global Business Units

On May 18, 2024, Mr. Steven Borges, 56, who recently went on garden leave pursuant to a Mutual Separation Agreement and Release dated August 21, 2023 (the “Original Agreement”) from his role as Executive Vice President and CEO, Diversified Manufacturing Services, returned to his role under the title of Executive Vice President, Global Business Units. Information about Mr. Borges can be found in, and is incorporated into this Item 5.02 by reference to, Jabil’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 20, 2023.

There is no family relationship between Mr. Borges and any director or executive officer of Jabil and Mr. Borges does not have a direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Borges and any other persons pursuant to which he was selected as Jabil’s Executive Vice President, Global Business Units.

Mr. Borges and Jabil entered into an Amendment dated May 19, 2024 (the “Amendment”) to the Original Agreement. The Amendment extends Mr. Borges’ last day of employment to the earliest of the following: (i) a date mutually agreed by the parties; (ii) Jabil’s termination of his employment for any reason, including Cause (as defined in the Amendment); (iii) his voluntary resignation; or (iv) termination of his employment due to his death, disability, or loss of legal capacity. The Amendment also states that if Mr. Borges’ employment terminates in the future for any reason other than a termination for Cause, he will be placed on garden leave for seven months prior to his separation date to assist with the transition of his position and be entitled to receive all compensation that would otherwise have been paid to him under the Original Agreement, as described in the Amendment. If his employment is terminated for Cause, Mr. Borges will not receive garden leave or the compensation that would otherwise have been paid to him under the Original Agreement.

The foregoing summary is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Gerald (“JJ”) Creadon

As of May 18, 2024, Gerald (“JJ”) Creadon no longer serves as Executive Vice President, Operations. We will disclose any arrangement that we may enter into with Mr. Creadon regarding his departure in a future filing in accordance with applicable securities disclosure rules.

Item 8.01.	Other Events.

Separately, Jabil has made several other appointments to its leadership team:

•	Frederic McCoy has been appointed Executive Vice President, Operations, replacing Gerald “JJ” Creadon. Mr. McCoy was most recently Executive Vice President, Global Business Units.

•	Matt Crowley has been appointed Executive Vice President, Global Business Units. He was most recently Senior Vice President, Global Business Units.

•	Andrew D. Priestley has been appointed Executive Vice President, Global Business Units. He was most recently Senior Vice President, Global Business Units.

On May 20, 2024, Jabil issued a press release announcing the departure of Mr. Wilson as Chief Executive Officer and Director of Jabil, the appointment of Mr. Dastoor as Chief Executive Officer, the appointment of Mr. Hebard as Chief Financial Officer, the appointment of Mr. Borges as Executive Vice President, Global Business Units, and the other appointments to Jabil’s leadership team set forth in this Item 8.01. A copy of Jabil’s press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*†#	Separation, Release and Restrictive Covenants Agreement between Kenneth S. Wilson and Jabil Inc. dated May 19, 2024

10.2*†	Amendment to Mutual Separation Agreement and Release dated as of May 19, 2024 between Jabil Inc. and Steven D. Borges

99.1	Press Release dated May 20, 2024

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

*Filed herewith

†Management contracts, compensation plans or arrangements

#Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Jabil agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Senior Deputy General Counsel and Corporate Secretary

Date: May 20, 2024